Exhibit 5.1

Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K Street, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

March 17, 2015

DryShips Inc.
109 Kifisias Avenue and Sina Street
151 24, Marousi
Athens, Greece

Re:	DryShips Inc.

Ladies and Gentlemen:
We have acted as counsel to DryShips Inc. (the "Company") and certain of its subsidiaries listed on Schedule A hereto (the "Subsidiary Guarantors") in connection with the registration statement on Form F-3 (such registration statement as amended or supplemented from time to time) (the "Registration Statement") as filed on the date hereof with the U.S. Securities and Exchange Commission (the "Commission"), relating to (i) the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") and offering by the Company and the Subsidiary Guarantors in one or more public offerings (collectively, the "Primary Offering") of an indeterminate amount of securities, which may include shares of common stock, par value $0.01 per share, of the Company (the "Common Shares"), including related preferred share purchase rights (the "Preferred Share Purchase Rights"), shares of preferred stock, par value $0.01 per share, of the Company (the "Preferred Shares"), debt securities of the Company (the "Debt Securities"), guarantees of the Debt Securities by the Subsidiary Guarantors (the "Guarantees"), warrants to purchase the Company's securities (the "Warrants"), purchase contracts to purchase the Company's securities (the "Purchase Contracts"), rights to purchase the Company's securities (the "Rights"), and units comprised of any of the foregoing securities (the "Units" and, together with the Common Shares, the Preferred Share Purchase Rights, the Preferred Shares, the Debt Securities, the Guarantees, the Warrants, the Purchase Contracts and the Rights, the "Securities"), in an aggregate amount not to exceed $1,000,000,000, and (ii) the registration under the Securities Act and offering by certain selling shareholders, to be named in a supplement to the Prospectus (defined below), in one or more public offerings (collectively, the "Secondary Offering" and together with the Primary Offering, the "Offering"), of  Common Shares in an aggregate amount not to exceed 180,000,000 shares.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company included in the Registration Statement (the "Prospectus"); and (iii) the Amended and Restated Stockholders Rights Agreement dated as of April 21, 2010 (the "Rights Agreement"); and (iv) such corporate documents and records of the Company and Subsidiary Guarantors and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.
We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus and any related supplement thereto to be executed in connection with the Offering will have been duly authorized, executed and delivered by each of the parties thereto; (ii) the terms of the Offering will comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and any related supplement thereto and all of the instruments, agreements and other documents relating thereto or executed in connection therewith; (iii) after the issuance of the Common Shares offered in the Primary Offering pursuant to the Registration Statement, as amended or supplemented, the total number of issued Common Shares, together with the total number of Common Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized Common Shares under the Company's Amended and Restated Articles of Incorporation, as amended and then in effect, and that par value of $0.01 per share has been paid for the Common Shares so issued; (iv) after the issuance of the Preferred Shares offered pursuant to the Registration Statement, as amended or supplemented, the total number of issued Preferred Shares, together with the total number of Preferred Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized Preferred Shares under the Company's Amended and Restated Articles of Incorporation, as amended and then in effect, and that par value of $0.01 per share has been paid for the Preferred Shares so issued; (v) that the board members of the Company acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Agreement; (vi) that the board of the Company and, as applicable, each Subsidiary Guarantor will have taken all actions necessary to authorize the issuance and sale of the Securities; and (vii) that the specific terms of the Securities to be established subsequent to the date hereof will have been determined in accordance with all board resolutions or other authorization requirements, will comply with all applicable laws, and will not conflict with any instrument or agreement binding on the Company or, as applicable, any Subsidiary Guarantor or any restriction imposed by any court or governmental body having jurisdiction over the Company or, as applicable, any Subsidiary Guarantor.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that:
1.	When the Securities offered in the Primary Offering are issued, sold and paid for as contemplated in the Prospectus and any related supplement therto, such Securities will be validly issued.
2.	The Common Shares offered in the Primary Offering, the Preferred Shares and the Common Shares and Preferred Shares that form part of the Units, when issued, sold and paid for as contemplated in the Prospectus and any related supplement therto, will be fully paid and non-assessable.
3.	The Preferred Share Purchase Rights constitute binding obligations of the Company in accordance with the terms of the Rights Agreement; subject, however, to the determination a court of competent jurisdiction may make regarding whether the board of directors of the Company would be required to redeem or terminate, or take other action with respect to, the Preferred Share Purchase Rights at some future time based on the facts and circumstances existing at that time.
4.	The Debt Securities and the Debt Securities that form part of the Units, when issued as contemplated in the Prospectus and any related supplement therto and pursuant to an indenture substantially in the form examined by us, the Guarantees and the Guarantees that form part of the Units, upon due execution and delivery as contemplated in the Prospectus and any related supplement therto and guaranteed Debt Securities issued pursuant to an indenture in substantially the form examined by us, and the Warrants, Purchase Contracts and Rights and the Warrants, Purchase Contracts and Rights that form part of the Units, upon due execution and delivery as contemplated in the Prospectus and any related supplement therto, will be valid and legally binding obligations of the Company and, as applicable, each Subsidiary Guarantor.
5.	The Common Shares offered in the Secondary Offering are validly issued, fully paid and non-assessable.
The foregoing opinions are subject in each case to applicable insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting generally the enforceability of creditors' rights from time to time in effect and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, including application of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles.
This opinion is limited to the laws of the State of New York, the laws of the State of Delaware, the federal laws of the United States of America, the laws of the Republic of the Marshall Islands and the laws of the Republic of Liberia as in effect on the date hereof.  Insofar as the opinions expressed herein depend on matters governed by other laws, we have relied on the opinions of McInnes Cooper, with respect to matters under the laws of Canada, Savvas D. Georghiades Law Office, with respect to matters under the laws of Cyprus, Ogier, with respect to matters under the laws of Jersey, Cefai & Associates, with respect to matters under the laws of Malta, Loyens & Loeff N.V.,  with respect to matters under the laws of the Netherlands, Advokatfirmaet Wiersholm AS, with respect to matters under the laws of Norway, and CMS Cameron McKenna LLP, with respect to matters under the laws of Scotland, which in each case are filed with the Commission as exhibits to the Registration Statement.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours, /s/ SEWARD & KISSEL LLP

Schedule A

Oceanview Owners Limited
Oceanview Owners Limited
Oceansurf Owners Limited
Oceancentury Owners Limited
Hydrogen Shipholding Co. S.A.
Earthly Shipholding Co. S.A.
Helium Shipholding Co. S.A.
Silicon Shipholding Co. S.A.
Oxygen Shipholding Co. S.A.
Skip Navigation Inc.
Malvina Shipping Company Limited
Samsara Shipping Company Limited
Fabiana Navigation Company Limited
Karmen Shipping Company Limited
Thelma Shipping Company Limited
Celine Shipping Company Limited
Arleta Navigation Company Limited
Felicia Navigation Company Limited
Zatac Shipping Company Limited
Royerton Shipping Company Limited
Fago Shipping Company Limited
Lancat Shipping Company Limited
Hydrogen Shipping Company Limited
Helium Shipping Company Limited
Platan Shipping Company Limited
Madras Shipping Company Limited
Tolan Shipping Company Limited
Lansat Shipping Company Limited
Iguana Shipping Company Limited
Selma Shipping Company Limited
Farat Shipping Company Limited
Onil Shipping Company Limited
Borsari Shipping Company Limited
Silicon Shipping Company Limited
Oxygen Shipping Company Limited
Blueberry Shipping Company Limited
Annapolis Shipping Company Limited
Araldo Marine Ltd.
Welby Shipping Inc.
Ialysos Owning Company Limited
Azalea Shareholders Limited
Samsara Shipholding One Inc.
Samsara Shipholding Two Inc.
Lidman Maritime Co.

Armanno Marine Co.
Devine Navigation Inc.
Ariadne Marine S.A.
Mador Shipping Ltd.
Lothair Navigation Company
Verge Navigation Corp.
Joyce Shipping Corp.
Amara Shipping Company
Alma Shipholding Inc.
Tempo Marine Co.
Flamenco Management Corp.
Star Record Owning Company Limited
Star Record Shareholdings Limited
Argo Owning Company Limited
Paralos Owning Company Limited
Rea Owning Company Limited
Rea Shareholdings Limited
Dione Owning Company Limited
Dione Shareholdings Limited
Phoebe Owning Company Limited
Phoebe Shareholdings Limited
Uranus Owning Company Limited
Uranus Shareholdings Limited
Selene Owning Company Limited
Selene Shareholdings Limited
Tethys Owning Company Limited
Tethys Shareholdings Limited
Ioli Owning Company Limited
Ioli Shareholdings Limited
Iason Owning Company Limited
Iason Shareholdings Limited
Team-up Owning Company Limited
Team-up Shareholdings Limited
Iokasti Owning Company Limited
Iokasti Shareholdings Limited
Boone Star Owners Inc.
Boone Star Shareholders Inc.
Norwalk Star Owners Inc.
Norwalk Star Shareholdings Inc.
Dalian Star Owners Inc.
Dalian Star Shareholdings Inc.
Aegean Traders Inc.
Aegean Shareholders Inc.
Cretan Traders Inc.
Cretan Shareholders Inc.
Roscoe Marine Ltd.

Argo Shareholdings Limited
Pergamos Owning Company Limited
Pergamos Shareholders Limited
Amathus Owning Company Limited
Amathus Shareholders Limited
Echo Owning Company Limited
Echo Shareholdings Limited
Caerus Owning Company Limited
Caerus Shareholdings Limited
Symi Owners Inc.
Symi Shareholders Inc.
Kalymnos Owners Inc.
Kalymnos Shareholders Inc.
Litae Owning Company Limited
Litae Shareholdings Limited
Tyche Owning Company Limited
Tyche Shareholdings Limited
Anemone Marine Co.
Ariana Marine Ltd.
Neria Shipmanagement Inc.
Argante Navigation Corp.
Sunlight Shipholding One Inc.
Sunlight Shipholding Two Inc.
Atlas Owning Company Limited
Atlas Shareholdings Limited
Maternal Owning Company Limited
Maternal Shareholdings Limited
Xanadu Shipholding One Inc.
Xanadu Shipholding Two Inc.
Nouvelle Shipholding One Inc.
Nouvelle Shipholding Two Inc.
Paternal Owning Company Limited
Paternal Shareholdings Limited
Olivia Shipholding One Inc.
Olivia Shipholding Two Inc.
Taipan Shipholding One Inc.
Taipan Shipholding Two Inc.
Classical Owning Company Limited
Classical Shareholdings Limited
Human Owning Company Limited
Human Shareholdings Limited
Seaventure Shipping Limited
Seaventure Holdings Limited
Primera Shipholding One Inc.
Primera Shipholding Two Inc.
Scorpio Shipholding One Inc.
Scorpio Shipholding Two Inc.

Paragon Shipholding One Inc.
Paragon Shipholding Two Inc.
Iguana Shipholding One Inc.
Iguana Shipholding Two Inc.
Lotis Traders Inc.
Lotis Shareholders Inc.
Kronos Owning Company Limited
Kronos Shareholdings Limited
Lucio Shipholding Ltd.
Valente Navigation Co.
NT LLC Investors Ltd
NT LLC Shareholders Ltd
Toro Shipholding One Inc.
Toro Shipholding Two Inc.
Gaia Owning Company Limited
Gaia Shareholdings Limited
Trojan Maritime Co.
Koronis Navigation S.A.
Astarte Maritime S.A.
Ashby Shipmanagement Corp.
Orpheus Owning Company Limited
Orpheus Shareholdings Limited
Ionian Traders Inc.
Rhodian Traders Inc.
Monteagle Shipping SA
Paralos Shareholdings Limited
Kerkyra Traders Inc.
Kerkyra Shareholders Inc.
Wealth Management Inc.
Thrasymachus Challenge Inc.
Hippias Challenge Inc.
Prodicus Challenge Inc.
Gorgias Challenge Inc.
Callicles Challenge Inc.
Antiphon Challenge Inc.
Protagoras Challenge Inc.
Lycophron Challenge Inc.
Cratylus Challenge Inc.
Tinos Traders Inc.
Sifnos Traders Inc.
Milos Traders Inc.
Milos Shareholders Inc.
Thassos Traders Inc.
Thassos Shareholders Inc.
Pounta Traders Inc.
Pounta Shareholders Inc.

Faedon Shareholdings Limited
Ialysos Shareholders Limited
Mandarin Shareholdings Limited
Mensa Shareholdings Limited
Iktinos Owning Company Limited
Iktinos Shareholdings Limited
Kallikrates Owning Company Limited
Kallikrates Shareholdings Limited
Belulu Shareholders Limited
DryShips Partners LP
DRYS GP LLC
Oceanfreight Inc.
Oceanship Shareholdings Limited
Oceanship Owners Limited
Oceanwealth Shareholdings Limited
Oceanwealth Owners Limited
Oceanventure Shareholdings Limited
Oceanventure Owners Limited
Oceanresources Shareholdings Limited
Oceanresources Owners Limited
Oceanstrength Shareholdings Limited
Oceanstrength Owners Limited
Oceanenergy Shareholdings Limited
Oceanenergy Owners Limited
Oceantrade Shareholdings Limited
Oceantrade Owners Limited
Oceanprime Shareholdings Limited
Oceanprime Owners Limited
Oceanclarity Shareholdings Limited
Oceanclarity Owners Limited
Oceanfighter Shareholders Inc.
Oceanfighter Owners Inc.
Ocean Faith Shareholders Inc.
Ocean Faith Owners Inc.
Ocean Blue Spirit Shareholders Inc.
Ocean Blue Spirit Owners Inc.
Kifissia Star Shareholders Inc.
Kifissia Star Owners Inc.
Oceanpower Shareholders Inc.
Oceanpower Owners Inc.
Oceanwave Shareholders Limited
Oceanwave Owners Limited
Oceanrunner Shareholders Limited
Oceanrunner Owners Limited
Oceanfire Shareholders Inc.
Oceanfire Owners Inc.

Oceanview Shareholders Limited
Oceansurf Shareholders Limited
Oceancentury Shareholders Limited
Pasifai Shareholders Limited
Pasifai Owning Company Limited
Amazon Shareholders Limited
Amazon Owning Company Limited
Freightwise Investments Ltd
Olympian Heracles Holding Inc.
Tankships Corporation Limited
Olympian Hestia Holding Inc.
Olympian Zeus Shareholders Inc.
Olympian Zeus Owners Inc.
Olympian Apollo Shareholders Inc.
Olympian Apollo Owners Inc.
Olympian Hebe Holding Inc.
Olympian Hera Shareholders Inc.
Olympian Hera Owners Inc.
Olympian Rea Holding Inc.
Olympian Poseidon Shareholders Inc.
Olympian Poseidon Owners Inc.
Olympian Demeter Shareholders Inc.
Olympian Demeter Owners Inc.
Olympian Ares Shareholders Inc.
Olympian Ares Owners Inc.
Olympian Artemis Shareholders Inc.
Olympian Artemis Owners Inc.
Olympian Diana Holding Inc.
Olympian Athena Shareholders Inc.
Olympian Athena Owners Inc.
Olympian Dionysus Shareholders Inc.
Olympian Dionysus Owners Inc.
Olympian Aphrodite Shareholders Inc.
Olympian Aphrodite Owners Inc.
Olympian Pan Holding Inc.
Olympian Hephaestus Shareholders Inc.
Olympian Hephaestus Owners Inc.
Olympian Hermes Shareholders Inc.
Olympian Hermes Owners Inc.
Ocean Rig UDW Inc.
Drill Rigs Holdings Inc.
Ocean Rig 1 Shareholders Inc.
Ocean Rig 1 Inc.
Ocean Rig 1 Greenland Operations Inc.
Ocean Rig Falkland Operations Inc.

Ocean Rig West Africa Operations Inc.
Ocean Rig 2 Shareholders Inc.
Ocean Rig 2 Inc.
Drill Rigs Operations Inc.
Ocean Rig EG Operations Inc.
Ocean Rig Norway Operations Inc.
Ocean Rig Liberia Operations Inc.
Ocean Rig Ireland Operations Inc.
Drillships Holdings Inc.
Drillship Hydra Shareholders Inc.
Drillship Hydra Owners Inc.
Ocean Rig Corcovado Greenland Operations Inc.
Drillship Paros Shareholders Inc.
Drillship Paros Owners Inc.
Drillships Holdings Operations Inc.
Ocean Rig Angola Operations Inc.
Ocean Rig Gabon Operations Inc.
Drillships Investment Inc.
Kithira Shareholders Inc.
Drillship Kithira Owners Inc.
Ocean Rig Poseidon Operations Inc.
Skopelos Shareholders Inc.
Drillship Skopelos Owners Inc.
Drillships Investment Operations Inc.
Ocean Rig Namibia Operations Inc.
Ocean Rig Cuanza Operations Inc.
Drillships Ocean Ventures Inc.
Drillship Skiathos Shareholders Inc.
Drillship Skiathos Owners Inc.
Drillship Skyros Shareholders Inc.
Drillship Skyros Owners Inc.
Drillship Kythnos Shareholders Inc.
Drillship Kythnos Owners Inc.
Drillships Ocean Ventures Operations Inc.
Ocean Rig Cunene Operations Inc.
Ocean Rig Cubango Operations Inc.
Ocean Rig Operations Inc.
Ireland Drilling Crew Inc.
Drillships Financing Holding Inc.
Alley Finance Co.
Algarve Finance Ltd
Ocean Rig Global Chartering Inc.
Drillship Alonissos Shareholders Inc.
Drillship Alonissos Owners Inc.
Ocean Rig Management Inc.
Eastern Med Consultants Inc.

Ocean Rig Spares Inc.
Bluesky Shareholders Inc.
Bluesky Owners Inc.
Chloe Owning Company Limited
Chloe Shareholders Limited
Dryships Finance Corp.
Ocean Rig Holdings Inc.
Ocean Rig MLP Holdings Inc.
Ocean Rig Partners GP LLC
Ocean Rig Partners LP
Ocean Rig Operating Partners GP LLC
Ocean Rig Operating LP
Drillships Ocean Ventures II Inc.
Drillship Skiathos Shareholders II Inc.
Drillship Skiathos Owners II Inc.
Drillship Skyros Shareholders II Inc.
Drillship Skyros Owners II Inc.
Drillship Kythnos Shareholders II Inc.
Drillship Kythnos Owners II Inc.
OCR Falklands Drilling Inc.
South Africa Drilling Crew Inc.
Ocean Rig Congo Operations Inc.
OR Global Block Operators Inc.
Drillship Santorini Shareholders Inc.
Drillship Santorini Owners Inc.
Drillship Crete Shareholders Inc.
Drillship Crete Owners Inc.
Drillship Amorgos Shareholders Inc.
Drillship Amorgos Owners Inc.
Tankships Investment Holdings Inc.
Ocean Rig Canada Inc.
Primelead Limited
Ocean Rig Offshore Management Limited
OR Crewing Limited
Ocean Rig Black Sea Cooperatief U.A.
Ocean Rig Black Sea Operations B.V.
Ocean Rig Drilling Operations Cooperatief U.A.
Ocean Rig Drilling Operations B.V.
Ocean Rig Block 33 Brasil Cooperatief U.A.
Ocean Rig Block 33 Brasil B.V.
Ocean Rig North Sea AS
Ocean Rig AS
Ocean Rig UK Limited
Ocean Rig Limited
Ocean Rig UDW LLC
Drillships Projects Inc.
Drillships Ventures Projects Inc.